UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

LifeStance Health Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40478	86-1832801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. Scottsdale Road Suite 2500
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 602 767-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2024 (the “Closing Date”), LifeStance Health Holdings, Inc. (the “Borrower”), a subsidiary of LifeStance Health Group, Inc. (“LifeStance Health Group” or the “Company”) entered into a credit agreement (the “2024 Credit Agreement”) among the Borrower, Lynnwood Intermediate Holdings, Inc., a wholly-owned subsidiary of the Company (“Holdings”), the other guarantors party thereto, Capital One, National Association, as administrative agent, collateral agent, issuing bank and swing line lender, and the lenders party thereto. The 2024 Credit Agreement includes a senior secured term loan facility of $290.0 million (the “Term Loan Facility”), which was funded on the Closing Date, and establishes commitments in respect of a senior secured revolving loan facility of up to $100.0 million (the “Revolving Facility”). The commitments under the Revolving Facility will be available to be drawn on any date on or prior to the Closing Date, subject to certain customary funding conditions as further set forth in the 2024 Credit Agreement.

The proceeds of the Term Loan Facility were used (in addition to other items) to repay, on the Closing Date, all outstanding loans and commitments under the credit agreement, originally dated as of May 4, 2022, among the Borrower, Holdings, Capital One, National Association, as administrative agent, and the lenders party thereto (the “Existing Credit Agreement”), and the Existing Credit Agreement was terminated.

The Term Loan Facility is scheduled to mature on the fifth anniversary of the Closing Date. The commitments under the Revolving Facility are scheduled to mature on the fifth anniversary of the Closing Date.

The loans under the Term Loan Facility and the Revolving Facility bear interest at a rate per annum equal to (x) adjusted term Secured Overnight Financing Rate (“SOFR”) (which adjusted term SOFR is subject to a minimum of 0.00%) plus an applicable margin of 3.00% subject to stepdowns based on leverage-based metrics or (y) an alternate base rate (which will be the highest of (i) the prime rate, (ii) 0.50% above the federal funds effective rate and (iii) one-month adjusted term SOFR (which adjusted term SOFR is subject to a minimum of 0.00%) plus 1.00%) plus an applicable margin of 2.00% subject to stepdowns based on leverage-based metrics. In addition, the Borrower is required to pay a quarterly undrawn commitment fee of 0.45% per annum subject to stepdowns based on leverage-based metrics on the undrawn commitments under the Revolving Facility. The obligations under the 2024 Credit Agreement are guaranteed by Holdings and certain of the Company’s wholly-owned subsidiaries and will be secured by substantially all of the assets of the Borrower, Holdings and the subsidiary guarantors, subject to customary limitations and exceptions. The 2024 Credit Agreement contains certain customary representations and warranties, certain affirmative, negative and financial covenants, and events of default.

The foregoing description of the 2024 Credit Agreement is qualified in its entirety by reference to the 2024 Credit Agreement, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include availability of commitments under the 2024 Credit Agreement. Words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to, those related to market conditions; funding conditions related to the 2024 Credit Agreement; that the Company’s existing indebtedness could adversely affect its business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports the Company has filed or will file with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023. LifeStance does not undertake to update any forward-looking statements made in this Form 8-K to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Item 1.02 Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Existing Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K relating to the 2024 Credit Agreement is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LifeStance Health Group, Inc.

Date: December 19, 2024	By:	/s/ David Bourdon
David Bourdon Chief Financial Officer and Treasurer (principal financial and accounting officer)